Computershare

BABCOCK & WILCOX ENTERPRISES, INC.

D.F. King & Co., Inc.,
The Information Agent for the Rights Offering,
Banks and Brokers (212) 269-5550
Or Toll Free (800) 283-3192
Email: BW@DFKing.com

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DESIGNATION (IF ANY)
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C 1234567890

Primary Subscription Rights 12345678901234

BABCOCK & WILCOX ENTERPRISES, INC. RIGHTS OFFERING

THIS RIGHTS OFFERING EXPIRES AT 5:00 PM, NEW YORK CITY TIME, ON APRIL 10, 2018, UNLESS THE EXERCISE PERIOD IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE "EXPIRATION TIME").

Babcock & Wilcox Enterprises, Inc. (the "Company") has distributed to each holder of its common stock, par value $0.01 per share (the "Common Shares") owned as of record (each an "Eligible Holder") at 5:00 p.m., New York City Time, on March 15, 2018 (the "Rights Distribution Record Date"), at no charge, one nontransferable right (a "Right") for each Common Share held as of the Rights Distribution Record Date, to purchase 1.4 Common Shares of the Company at $3.00 per full Common Share (the "Rights Offering"). The terms and conditions of the Rights Offering are set forth in the Company's Prospectus Supplement dated March 19, 2018 (as it may be amended or supplemented, the "Prospectus Supplement"), which is incorporated into this Rights Certificate by reference. Capitalized terms used but not defined herein have the meanings set forth in the Prospectus Supplement. The owner of this certificate is entitled to the number of Rights, and is entitled to exercise the Rights for the number of Common Shares shown on this Rights Certificate.

THE RIGHTS ARE NONTRANSFERABLE

The Rights are nontransferable. The Rights will not be listed on any securities exchange or quoted on any automated quotation system.

SUBSCRIPTION PRICE

The Subscription Price for the Rights is $3.00 per full Common Share (the "Subscription Price"). The Company will not issue fractional Rights, or pay cash in lieu of fractional Rights.

METHOD OF EXERCISE OF RIGHTS

IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST PROPERLY COMPLETE AND SIGN THIS RIGHTS CERTIFICATE ON THE BACK AND RETURN IT IN THE ENVELOPE PROVIDED TO COMPUTERSHARE TRUST COMPANY, N.A., TOGETHER WITH PAYMENT IN FULL FOR AN AMOUNT EQUAL TO THE SUBSCRIPTION PRICE MULTIPLIED BY THE TOTAL NUMBER OF COMMON SHARES THAT YOU ARE REQUESTING TO PURCHASE TO THE SUBSCRIPTION AGENT, COMPUTERSHARE TRUST COMPANY, N.A., BEFORE 5:00 P.M., ON APRIL 10, 2018. RIGHTS HOLDERS SHOULD CAREFULLY REVIEW THE PROSPECTUS SUPPLEMENT AND CONSULT THEIR LEGAL, TAX AND FINANCIAL ADVISORS BEFORE EXERCISING THEIR RIGHTS.

Holder ID	COY	Class	Rights Qty Issued	Rights Cert #
123456789	XXXX	Subscription Rights	XXX.XXXXXX	12345678

Signature of Owner and U.S. Person for Tax Certification	Signature of Co-Owner (if more than one registered holder listed)	Date (mm/dd/yyyy)

12345678 CLS XRT2 COYC

02SLUD

. Full payment of the Subscription Price for each Common Share you wish to purchase be must be made in U.S. dollars by (1) check drawn upon a U.S. bank payable to the Subscription Agent, or (2) cashier’s check drawn upon a U.S. bank payable to the Subscription Agent, in each case in accordance with the “Instructions As To Use of the Company Rights Certificates” that accompanied the mailing of the Prospectus Supplement. Notwithstanding the foregoing, Eligible Holders who hold Common Shares as a depository or nominee must make all payments by wire transfer of immediately available funds to the account maintained by the Subscription Agent. Payments of the Subscription Price for the Common Shares will be held in an escrow account for at least five business days following the Expiration Time, unless the Company withdraws or terminates the Rights Offering. No interest will be paid to you on the funds you deposit with the Subscription Agent. You will not receive any interest on the payments held by the Subscription Agent before your Common Shares have been issued to you or your payment is returned to you, without interest, because your exercise has not been satisfied for any reason. PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY SECTION 1: OFFERING INSTRUCTIONS (check the appropriate boxes) IF YOU WISH TO SUBSCRIBE FOR YOUR FULL ENTITLEMENT OF SUBSCRIPTION RIGHTS: I apply for ALL of my entitlement of new shares pursuant to the basic subscription (no. of subscription rights) x 1.4 = (no. of new shares) x $3.00 = $ (per share) EXAMPLE: If you own 1,000 shares of common stock, your basic subscription right permits the purchase of 1,400 shares. [1,000 purchase rights * 1.4 = 1,400 shares of common stock, with fractional shares rounded down to the nearest whole number]. IF YOU DO NOT WISH TO APPLY FOR YOUR FULL ENTITLEMENT OF SUBSCRIPTION RIGHTS: I apply for IF YOU DO NOT WISH TO EXERCISE YOUR RIGHT TO SUBSCRIBE: Please disregard this mailing. (no. of new shares) Amount of check enclosed: x $3.00 = $ (per share) $ SECTION 2: SUBSCRIPTION AUTHORIZATION: I acknowledge that I have received the Prospectus Supplement for this offering of Subscription Rights and I hereby subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus Supplement relating to the basic subscription in the Rights Offering. Signature of Subscriber(s) (and address if different than that listed on this Subscription Certificate) Telephone number (including area code) Please complete all applicable information and return to: COMPUTERSHARE TRUST COMPANY, N.A. By First Class Mail: Computershare Trust Company, N.A., Corporate Actions Voluntary Offer, P.O. Box 43011, Providence, RI 02940-3011 By Express Mail or Overnight Delivery: Computershare Trust Company, N.A., Corporate Actions Voluntary Offer, 250 Royall Street, Suite V, Canton, MA 02021 DELIVERY OF THIS SUBSCRIPTION CERTIFICATE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID ACCEPTANCE. Any questions regarding this Subscription Certificate and Subscription Rights Offering may be directed to D.F. King & Co., Inc. toll free at (800) 283-3192 or (212) 269-5550.